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                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

          On January 20, 2000, the Board of Directors of the Bank declared a 6% stock dividend payable as of March 31, 2000. All income per share amounts have been adjusted to give retroactive effect to the stock dividend.

          Earnings Per Share (EPS)

          Basic and diluted earnings per share for the three month periods ending March 31, 2000 and March 31, 1999 were computed as follows:

                                                                 Three months
                                                                ended March 31
                                                            2000            1999
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   Basic earnings per share:
         Net income                            $     1,122,440 $         728,428
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     Weighted average common shares
         outstanding                                 3,265,549         3,275,226
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     Basic EPS                                  $         0.34 $            0.22
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   Diluted earnings per share:
         Net income                             $    1,122,440 $         728,428
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     Denominator:
         Weighted average common shares
         outstanding                                 3,265,549         3,275,226

         Incremental shares due to dilutive
             stock options                              22,056             5,007
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                                                     3,287,605         3,280,233
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         Diluted EPS                            $         0.34 $            0.22
   =============================================================================